UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2006

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 490-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2006, Diebold, Incorporated (the "Company") issued senior notes to certain institutional investors in a private placement pursuant to a Note Purchase Agreement (the "Agreement"), by and among the Company and the Purchasers party thereto.

Pursuant to the Agreement, the Company issued Series 2006-A Guaranteed Senior Notes ("Senior Notes") in an aggregate principal amount of $300 million consisting of (a) $75 million of 5.44% Senior Notes, due March 2, 2013, (b) $175 million of 5.50% Senior Notes, due March 2, 2016, and (c) $50 million of 5.55% Senior Notes, due March 2, 2018. The Senior Notes have an effective weighted-average interest rate of 5.50%. In connection with the issuance of the Senior Notes, the Company entered into a derivative transaction to hedge $200 million of the aggregate principal amount of Senior Notes, which reduced the interest rate by 14 basis points or from 5.50% to 5.36%.

The Senior Notes are unsecured obligations of the Company and are guaranteed on an unsecured senior basis by certain subsidiaries of the Company (the "Guarantors"). The Senior Notes and the guarantees thereof rank equal with all other senior unsecured debt of the Company and the Guarantors.

The Agreement contains customary covenants that require compliance with certain financial covenants and limit the Company’s and its restricted subsidiaries’ ability, among other things, to incur liens on assets, merge or consolidate with other persons, transfer or sell a substantial part of their assets, substantially change the nature of their business or enter into transactions with affiliates. The Agreement also contains events of default, customary for such financings, the occurrence of which will permit the holders of the Senior Notes to accelerate the amounts due thereunder.

The Company may prepay at any time all or a part of the Senior Notes at 100% of the principal amount thereof, together with accrued and unpaid interest, plus any applicable make-whole amount.

A portion of the net proceeds from the issuance of the Senior Notes was used to repay $160 million outstanding under the Company’s revolving credit facilities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of the form of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Note Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

March 8, 2006	By:	/s/ Michael R. Moore

Name: Michael R. Moore
Title: Vice President and Corporate Controller

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Exhibit Index

Exhibit No.	Description

10.1	Form of Note Purchase Agreement